================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              CROWN NORTHCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......
                         Common Stock par value $0.1 per share
     (2) Aggregate number of securities to which transaction applies: ..........
                                      N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............
                                      N/A
     (4) Proposed maximum aggregate value of transaction: ......................
                                      N/A
     (5) Total fee paid: .......................................................
                                      N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................
                                      N/A
     (2) Form, Schedule or Registration Statement No.: .........................
                                      N/A
     (3) Filing Party: .........................................................
                                      N/A
     (4) Date Filed: ...........................................................
                                      N/A

================================================================================

                              CROWN NORTHCORP, INC.
                                1251 DUBLIN ROAD
                              COLUMBUS, OHIO 43215

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2000

TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Crown NorthCorp, Inc., a Delaware corporation, will be held at the company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio 43215 on Thursday, May 25, 2000 at 2:00 P.M., Columbus time, for the following purposes:

         1. To elect three directors for the ensuing year.

         2. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 10, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         Management requests that all stockholders sign, date and return the enclosed proxy in the enclosed postage paid envelope. You may, if you wish, revoke your proxy at any time prior to the time it is voted. It is important that your stock be represented, regardless of the number of shares you hold.

                                        By Order of the Board of Directors,

                                        /s/  Stephen W. Brown

                                        Stephen W. Brown
                                        Secretary

Columbus, Ohio
April 21, 2000

                                 PROXY STATEMENT

ANNUAL MEETING; ANNUAL REPORT

         This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Crown NorthCorp, Inc., a Delaware corporation, of proxies in the accompanying form for use at the Annual Meeting of Stockholders of Crown to be held at the company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio 43215 at 2:00 P.M. on May 25, 2000, and at any adjournment thereof. This Proxy Statement and the accompanying Notice of Meeting and Form of Proxy are being mailed to Crown's stockholders commencing on April 21, 2000. Crown's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, which includes financial statements, is being mailed concurrently herewith to each stockholder of record at the close of business on April 10, 2000. Except as specifically incorporated by reference herein, however, the Annual Report is not to be deemed a part of the proxy solicitation material.

         The principal executive offices of Crown are located at 1251 Dublin Road, Columbus, Ohio 43215.

VOTING SECURITIES

         The company has outstanding 10,579,060 shares of common stock, par value $.01 per share, all of one class and each share being entitled to one vote. No cumulative voting rights are authorized and dissenters' rights for stockholders are not applicable to the matters being proposed. The close of business on April 10, 2000 has been fixed by the Board of Directors as the record date for the determination of stockholders of Crown entitled to vote at the meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

         TUCKER. Tucker Holding Company, Ltd. holds 4,207,500 shares of the common stock, representing approximately 39.8% of the outstanding common stock. Tucker and Ronald E. Roark, the Chairman of the company, whose business addresses are the same as the company's, have advised Crown that (i) they constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, (ii) that Mr. Roark beneficially holds the ownership interest in Tucker and (iii) each of Tucker and Mr. Roark shares the power to direct the voting and disposition of these 4,207,500 shares. Each of Tucker and Mr. Roark may be deemed to be in a position to exercise a controlling influence over the company. Item 11 of the Annual Report, as modified by this paragraph, is hereby incorporated by reference herein.

         SMITH. Gordon V. Smith, whose business address is c/o Miller and Smith Holding, Inc., 1568 Springhill Road, McLean, Virginia 22102, holds 1,256,423 shares of the common stock. The Gordon V. and Helen C. Smith Foundation, which has the same business address, holds 538,677 shares of the common stock. Mr. Smith, as President of the Smith Foundation, may be deemed the beneficial owner of such shares. Mr. Smith disclaims such beneficial ownership.

VOTING PROCEDURES

         If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the Annual Meeting and voting in person or by giving notice of revocation to the company's Secretary. Executed but unmarked proxies will be voted FOR the proposals at the Annual Meeting.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum exists, the affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote will be required for the election of directors. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). With respect to any other matter (other than the election of directors) that may properly come before the Annual Meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and, accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration. Stockholder's votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

         Crown will bear the expense of the solicitation of proxies. Following the original mailing of the proxy material, solicitation of proxies may be made by mail, telephone, telegraph, courier service, the Internet or personal interview by certain of the regular employees of the company, who will receive no additional compensation for their services. In addition, Crown will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners.

ELECTION OF DIRECTORS (PROPOSAL ONE)

         Crown's Restated Certificate of Incorporation and Bylaws provide that the number of directors shall be not less than one and not more than nine, the exact number to be determined by resolution of the Board of Directors from time to time. The Board of Directors has fixed the number of directors at three. Each of the directors elected at the Annual Meeting will serve until the 2001 Annual Meeting of Stockholders and upon the election and qualification of his successor or until his earlier resignation or removal. The Board of Directors has nominated Ronald E. Roark, Gordon V. Smith and David K. Conrad for election at the Annual Meeting. All nominees currently are members of the Board of Directors.

         It is the intention of the persons named as proxies to vote the proxies for the election to the Board of Directors of the three nominees named below, unless a stockholder directs otherwise. In the event that a vacancy (which is not anticipated) arises among the nominees prior to the Annual Meeting due to death or for some other reason, the proxy will be voted for the remaining nominees and may be voted for a substitute nominee designated by the Board of Directors. The affirmative vote of a plurality of the shares present or represented at the Annual Meeting entitled to vote will be required to elect each of the nominees as a director of the company for the ensuing year.

         Set forth below with respect to each nominee is his name, age, positions with the company, principal occupation and business experience for the past five years, and length of service as a director of Crown.

RONALD E. ROARK, age 49, has served as Chairman of the Board of Directors of the company since August 4, 1994 and as Chief Executive Officer of the Company from September 13, 1994 to March 28, 2000. He served as Acting President and Chief Operating Officer from August 31, 1996 to April 21, 1997. Since 1995 he has served as President of Royal Investments Corp. and, since 1979, he has been President of Brookville Associates, Inc.

GORDON V. SMITH, age 67, has served as a director of Crown since October 1, 1996. He has been Chairman of the Board of Miller and Smith Holding, Inc. since 1964. From 1985 to 1994, he served as Chairman and Chief Executive Officer of Providence Savings and Loan Association, F.A. Mr. Smith has served as a director of Bank Plus since 1996 and as its Chairman since 1998.

DAVID K. CONRAD, age 44, has served as a director of Crown since January 5, 2000. Mr. Conrad is a partner in the law firm of Bricker & Eckler LLP and has been affiliated with that firm since 1980. The firm provides legal services to the company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

DIRECTORS' FEES

         Outside directors receive an annual retainer of $12,000, payable quarterly, a $500 fee for each meeting of the Board of Directors, and $500 for each committee meeting such director attended, plus expenses. Crown makes retainer and attendance payments to directors quarterly in the form of common stock based on the closing price of the common stock on the last trading day of a quarter.

         Under a stock option plan for the outside directors of Crown in existence since 1995, each outside director may be granted options for 100,000 shares of the common stock at an option price equal to the common stock's market value on the date of the grant. The options vest over a four-year period if Crown achieves certain stock price thresholds. No options have been granted under this plan as of December 31, 1999.

MEETINGS AND COMMITTEES

         During 1999, the Board of Directors met 21 times. In addition, during that period, the Board of Directors took one action by unanimous written consent. Each director attended at least 75% of the total number of meetings of the Board of Directors and of all committees on which such director served during that period.

         The Board of Directors has an Audit Committee which is responsible for reviewing and making recommendations regarding the company's engagement of independent auditors, the annual audit of Crown's financial statements and the company's accounting practices and policies. The current members of the Audit Committee are Mr. Conrad (Chairman) and Mr. Smith. The Audit Committee met once during 1999.

         The Board of Directors has a Compensation and Employee Benefit Plans Committee, the function of which is to make recommendations to the Board of Directors as to the salaries and bonuses of the officers of the company and as to the terms and conditions of various benefit plans. The current members of the Compensation and Employee Benefit Plans Committee are Mr. Smith (Chairman) and Mr. Conrad. The Compensation and Employee Benefit Plans Committee met once during 1999.

EXECUTIVE COMPENSATION

The following table sets forth information for the year ended December 31, 1999 with respect to the Chief Executive Officer, each of the four most highly compensated executive officers other than the Chief Executive Officer and certain other individuals.


                               YEAR ENDED                                                   ALL OTHER
          NAME                DECEMBER 31           SALARY               BONUS            COMPENSATION
          ----                -----------           ------               -----            ------------
Ronald E. Roark,                  1999             $300,000               $0                 $10,000
Chairman and                      1998             $300,000               $0                 $10,000
CEO (1)                           1997             $300,000               $0                 $10,000

Grace Jenkins,                    1999             $113,716             $25,000              $10,000
Executive Vice President          1998             $103,716               $0                 $10,000
(2)                               1997              $98,905               $0                 $10,000

Richard A. Brock, Senior          1999             $111,573             $20,000              $10,000
Vice President                    1998             $104,930               $0                 $10,000
                                  1997             $105,452               $0                 $10,000

Ray L. Druseikis,                 1999              $99,144               $0                 $6,950
Treasurer, Controller             1998              $89,311               $0                 $5,400
and Chief Financial               1997              $80,059               $0                   $0
Officer (3)

Stephen W. Brown,                 1999              $70,568               $0                 $2,933
Secretary and Corporate           1998              $67,368               $0                 $2,800
Counsel                           1997              $65,040               $0                 $2,710

Harold E. Cooke,                  1999             $750,843               $0                 $10,000
President and                     1998             $227,400            $150,000              $10,000
COO (4)                           1997             $196,324               $0                 $10,000


John S. Koczela,                  1999             $152,949             $75,000              $7,916
Executive Vice                    1998             $184,807             $20,000              $61,701
President (5)                     1997             $125,000             $30,000              $44,411


(1) Mr. Roark has served as Chairman of the company since August 4, 1994 served as its CEO from September 13, 1994 through March 28, 2000. The company pays family medical coverage premiums, an automobile allowance and disability insurance premiums on his behalf. Royal is funding Crown's salary and benefits expenses for Mr. Roark. See "Item 12 - Certain Relationships and Related Transactions ." Mr. Roark's annual salary was reduced to $200,000, commencing January 1, 2000.

(2) Ms Jenkins has served as Executive Vice President of Crown since March 6, 1997. The company and Ms. Jenkins have entered into an agreement effective January 1, 1999 providing for a performance-based bonus, warrants to purchase up to 75,000 shares of common stock at prices ranging from $1.3125 to $2.00 per share and for continued salary payments for up to one year in the event of a change of control of Crown.

(3) Mr. Druseikis served as Treasurer, Controller and Chief Financial Officer of Crown until his resignation February 11, 2000.

(4) Mr. Cooke served as President and COO of the company from April 22, 1997 until December 22, 1999. The figure for 1999 includes a payment of $450,000 from the company to Mr. Cooke in settlement of his employment contract.

(5) Mr. Koczela served as Executive Vice President of Crown from March 6, 1997 to September 3, 1999, administering the company's European operations. Mr. Koczela holds warrants to purchase 25,000 shares of common stock at $1.4375 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth security ownership information regarding the common stock as of March 28, 2000 by: (i) each person known by the company to own beneficially more than 5% of the shares of the common stock; (ii) each director of the company; (iii) each of the executive officers of the company named in Item 10 above and (iv) all directors and executive officers of the company as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by each such shareholder. Also, unless otherwise indicated, the address of each beneficial owner is in care of the company, 1251 Dublin Road, Columbus, Ohio 43215.

                    NAME                                            NUMBER OF SHARES               APPROXIMATE
                                                                     OF COMMON STOCK             PERCENT OF CLASS
                                                                     ---------------             ----------------
Ronald E. Roark (1)(2)                                                  4,629,300                     43.4%
Tucker Holding Company, Ltd. (2)                                        4,207,500                     39.4%
Asdale Limited (3)                                                       976,924                       9.1%
The Gordon V. and Helen C. Smith Foundation (4)                         1,795,100                     16.8%
Gordon V. Smith (4)                                                     1,795,100                     16.8%
David K. Conrad (5)                                                         500                        (9)
Grace Jenkins (6)                                                         55,000                       (9)
Richard A. Brock (7)                                                      25,000                       (9)
Stephen W. Brown (8)                                                      10,000                       (9)
James F. Russell II                                                       -----                       -----
Kevin C. Donahue                                                          -----                       -----
Sam Stern                                                                 -----                       -----
All directors and executive officers as a group                         6,514,900                      61%
(9 persons)

(1) Includes (a) 4,207,500 shares held by Tucker Holding Company, Ltd., of which Mr. Roark is the managing member, (b) 400,000 shares held by Royal, of which Mr. Roark is president, as trustee and (c) 4,600 shares held by his wife and (d) 17,200 shares held by Trident Air Services, Inc., of which Mr. Roark is president.

(2) Tucker holds 4,207,500 shares of common stock. Until January 27, 1997, Mr. Roark held an 80% ownership interest in Tucker and Louis J. Castelli, formerly the President and Chief Operating Officer of the company, held a 20% ownership interest. On that date, Messrs. Roark and Castelli entered into a securities purchase agreement whereby Mr. Roark agreed to purchase Mr. Castelli's remaining ownership interest in Tucker for a total of $400,000. The remaining balance of $62,500 is due on or before September 1, 2000. Tucker has pledged 130,432 shares of common stock to secure the remaining obligations under this agreement.

(3) The mailing address for Asdale Limited is 44 Lowndes Street, London SW1X 9HX, England.

(4) The mailing address for The Gordon V. and Helen C. Smith Foundation and Mr. Smith is c/o Miller and Smith Holding, Inc., 1568 Springhill Road, McLean, Virginia 22102. Mr. Smith holds 1,256,423 shares of common stock. The Smith Foundation holds 538,677 shares of common stock. Mr. Smith, as President of the Smith Foundation, may be deemed the beneficial owner of such shares. Mr. Smith disclaims such beneficial ownership.

(5) The mailing address for Mr. Conrad is c/o Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio 43215.

(6) Represents warrants to acquire 10,000 shares of common stock at $.63 per share, 20,000 shares of common stock at $2.00 per share and 25,000 shares at $1.3125 per share.

(7) Represents warrants to acquire 25,000 shares of common stock at $.63 per share.

(8) Represents warrants to acquire 10,000 shares of common stock at $.63 per share.

(9)      Less than 1%.


CERTAIN TRANSACTIONS

In conjunction with entering into an asset management agreement with Telereit Holding AB for a portfolio of assets in Sweden and placing the transaction, Crown in 1998 made an equity investment in Telereit Holding through HMR Sweden, L.L.C., an affiliate of a former director-shareholder. HMR Sweden, in turn, invested in Telereit Holding. In August 1999, HMR Sweden transferred to Crown, in complete redemption of Crown's interests in HMR, those shares and owner's debt representing Crown's equity investment in Telereit Holding. As part of its disposition of European operations, Crown sold those shares and owner's debt to Catella Holding AB for $3,470,000 cash. From the proceeds of sale, the company repaid MarRay Investments, LLC, another affiliate of that former director-shareholder, $979,754 in satisfaction of indebtedness the company incurred in conjunction with its investment in Telereit. The company also paid the former director-shareholder from the proceeds the sum of $726,000 in satisfaction of the company's obligations to it under a certain payment of fees agreement entered into between the former director-shareholder and Crown in consideration of HMC's investment in Telereit and the loan from MarRay.

Also in conjunction with the sale of European operations, Crown entered into an agreement with Royal Investments Corp., a company wholly owned by Mr. Roark. Pursuant to this agreement, Royal acquired for no consideration Crown's European operations that remained after the sale to Telereit, which consisted primarily of non-operating companies. Royal funds Crown's salary and benefit expenses for Mr. Roark.

In December 1999, Crown redeemed its Series AA Convertible Preferred Stock with a payment of $3.3 million cash and delivery of a $200,000 promissory note. Mr. Smith has guaranteed Crown's obligations under this note.

         The company conducts some of its operations through joint ventures and partnerships and provides certain services to those entities.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

         During 1999, all directors, officers and beneficial owners of more than ten percent of the common stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

DIRECTORS AND EXECUTIVE OFFICERS

The company currently has three directors. All directors of the company hold office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified.

James F. Russell II, Kevin C. Donahue and Sam Stern have entered into employment contracts with the company for five-year terms beginning January 1, 2000. All other officers of Crown do not serve a term of years but serve at the pleasure of the Board of Directors. In addition, Crown has entered into an agreement with Grace Jenkins calling for payments under certain circumstances in the event of a change of control of the company.

The directors and executive officers of the company as of March 28, 2000 are as follows:

NAME                                AGE              POSITION WITH COMPANY
----                                ---              ---------------------

Ronald E. Roark                     49               Chairman and Director
James F. Russell II                 51               President and Chief Executive Officer
Kevin C. Donahue                    42               Executive Vice President and Chief Operating Officer
Sam Stern                           47               Executive Vice President, Treasurer and Chief
                                                     Financial Officer
Gordon V. Smith                     67               Director
David K. Conrad                     44               Director
Grace Jenkins                       47               Executive Vice President
Richard A. Brock                    50               Senior Vice President
Stephen W. Brown                    49               Secretary

Set forth below are the principal occupations and affiliations during at least the last five years of the directors and executive officers. All information is as of March 28, 2000.

RONALD E. ROARK has served as Chairman of the Board of Directors of the company since August 4, 1994 and as Chief Executive Officer of the company from September 13, 1994 to March 28, 2000. He served as Acting President and Chief Operating Officer from August 31, 1996 to April 21, 1997. Since 1995 he has served as President of Royal and, since 1979, has been President of Brookville Associates, Inc.

JAMES F. RUSSELL II was appointed the company's President and Chief Executive Officer on March 28, 2000. He served as President and Chief Executive Officer of DRS Realty Services, Inc. beginning in March 1999. From 1995 through 1998, Mr. Russell was Group Vice President of WMFG National Commercial Lending Division. From 1991 to 1995, he was a Tax Principal in the Real Estate Services Group of Arthur Andersen LLP.

KEVIN C. DONAHUE was appointed the company's Executive Vice President and Chief Operating Officer effective March 28, 2000. He served as Executive Vice President and Chief Operating Officer of DRS beginning in March 1999. From 1996 through 1998, Mr. Donahue served as Director of New Business Development for J.E. Robert Companies. From 1994 to 1996, he served as Crown's Director of Acquisitions and Due Diligence.

SAM STERN was appointed the company's Executive Vice President, Treasurer and Chief Financial Officer effective March 28, 2000. He served in similar capacities with DRS beginning in March 1999. From 1995 to 1998, Mr. Stern served as a Portfolio Manager for J.E. Robert Companies. In 1993 and 1994, he was a Senior Asset Manager with Ameribanc Savings Bank FSB.

GORDON V. SMITH has served as a director of Crown since October 1, 1996. He has been Chairman of the Board of Miller and Smith Holding, Inc. since 1964. From 1985 to 1994, he served as Chairman and Chief Executive Officer of Providence Savings and Loan Association, F.A. Mr. Smith has served as a director of Bank Plus since 1996 and as its Chairman since 1998.

DAVID K. CONRAD has served as a director of Crown since January 5, 2000. Mr. Conrad is a partner in the law firm of Bricker & Eckler LLP and has been affiliated with that firm since 1980. The firm provides legal services to the company.

GRACE JENKINS has served as Executive Vice President of Crown since March 6, 1997. She served as a Vice President of the company from September 13, 1994 to that date. Since November 1991, she has served Crown in various capacities related to administration and management information systems.

RICHARD A. BROCK has served as Senior Vice President of Crown since March 6, 1997. He was Chief Financial Officer from that date to September 1, 1999. He also served as Treasurer from September 13, 1994 to September 1, 1999. He has served Crown in various financial and asset management capacities since 1991.

STEPHEN W. BROWN has served as Secretary of Crown since September 13, 1994 and as Corporate Counsel since August 1996. Since March 1992, he has served Crown in various asset management capacities and as a legal counsel.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Stockholders wishing to submit a proposal for action at the company's 2001 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in Crown's proxy materials relating thereto must provide a written copy of the proposal to the Secretary of the company at its principal executive offices not later than December 15, 2000 and must otherwise comply with the rules of the SEC relating to stockholder proposals.

INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche LLP has served as Crown's independent public accountants for fiscal 1999. The appointment of the company's independent public accountants is a matter for determination by the Board of Directors and is not being submitted to the stockholders for approval or ratification. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting to respond to questions from the stockholders and to make a statement if such representative desires to do so.

OTHER MATTERS

         Management is not aware of any other matters to be considered at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Form of Proxy in their discretion to vote the proxies in accordance with their judgment of such matters.

April 21, 2000

PROXY
CROWN NORTHCORP, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS-MAY 25, 2000

      Ronald E. Roark and Stephen W. Brown, or either of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless number if specified on the other side) of stock of Crown NorthCorp, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio on May 25, 2000 at 2:00 p.m., Columbus time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and in their discretion with respect to matters incident to the conduct of the meeting, and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given, such shares will be voted for Proposal 1.

(Continued and to be SIGNED on Reverse Side)


Crown NorthCorp, Inc.
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH 45263


The Board of Directors recommends a vote FOR Proposal 1.
Proposal No. 1-Election of Directors
      FOR all nominees listed below               WITHHOLD AUTHORITY
      (except as marked to the contrary below)    for all nominees listed below.
      [ ]                                         [ ]
Nominees: Ronald E. Roark, Gordon V. Smith and David K. Conrad
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)





Date:
Signature:
Signature:
Note: Please mark and date the proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer should sign

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by name and title. Executors, administrators and trustees should so indicate when signing. If shares are held jointly, EACH holder should sign.

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